UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2007

Lpath, Inc.
(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121
(Address of principal executive offices)  (Zip Code)

(858) 678-0800
Issuer’s Telephone Number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 8, 2007, Scott Pancoast, the Registrant’s CEO, and Donald Swortwood, one of the Registrant’s directors, agreed to commit up to an aggregate of $400,000 (the “Commitment”) in bridge debt financing to the Registrant. Mr. Pancoast and Mr. Swortwood each agreed to commit up to $200,000. A commitment fee of 4%, or $8,000, was due to each of Mr. Pancoast and Mr. Swortwood as a result of their respective agreements to commit such funds.

In the event the Registrant draws down on any of the amounts committed, the Registrant will pay interest on such loans at the rate of 9% per annum and such loans shall be due upon the earlier of either September 30, 2007 or in the event the Registrant closes on a significant financing round. Any loans made to the Registrant pursuant to the Commitment shall be secured primarily by proceeds received from intellectual property assets of the Registrant. The Registrant has also agreed to reimburse legal fees of up to $15,000 in connection with the Commitment.

Non-interested members of the Registrant’s Board and Audit committees approved the Commitment and its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By: /s/ Gary Atkinson
Name: Gary Atkinson
Title: Chief Financial Officer
Dated: March 14, 2007